Exhibit 10.24

Second Amendment to Equity Agreement

This Second Amendment (the “Second Amendment”) to the Equity Agreement (the “Agreement”) is effective as of the date of last signature (“Effective Date”) by and between Hesperos, Inc., a Delaware corporation authorized to conduct business in Florida as a foreign corporation, having an office and place of business at 12501 Research Parkway, Suite 100, Orlando, Florida 32826 (the “Company”) and the University of Central Florida Research Foundation, Inc., having an address and place of business at 12201 Research Parkway, Suite 501, Orlando, Florida, 32826 (“UCFRF”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and UCFRF entered into the Agreement, effective as of October 6, 2015, and the Amendment to the Equity Agreement, effective as of April 27, 2022 (the “Amendment”);

WHEREAS, the completion of a firmly underwritten initial public offering and sale of shares of common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”), was a condition precedent to the validity and enforceability of the Amendment, and the failure to complete the IPO within twelve months from the Amendment rendered the Amendment null and void ab initio;

WHEREAS, UCFRF desires the Company to have an IPO and is willing to amend the Agreement;

WHEREAS, the Company agrees that the IPO will qualify as an Eligible Financing;

NOW, THEREFORE, in consideration of the mutual covenants and agreement of terms set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The foregoing recitals are true and correct and are hereby incorporated by reference.

2.	Completion of the IPO is a condition precedent to the validity and enforceability of this Second Amendment and failure to complete the IPO within twelve (12) months from the Effective Date will render this Second Amendment null and void ab initio.

3.	UCFRF hereby agrees to limit its right under Section 5 of the Agreement to receive additional shares of the Company’s common stock as anti-dilution protection as a result of the consummation of the IPO to an amount that does not exceed 30,000 shares of the Company’s common stock. For the avoidance of doubt, the Parties agree that any additional shares issued under Section 5 of the Agreement for anti-dilution are independent of any shares that UCFRF may be entitled to under that certain Patent License Agreement originally dated October 6, 2015 between the Parties, as subsequently, including the Fourth Amendment to the Patent License Agreement.

4.	UCFRF acknowledges that it has no registration or co-sale rights with respect to shares of common stock of the Company. UCFRF hereby waives any such registration or co-sale rights that may arise in connection with the IPO pursuant to Section 9(a) of the Agreement or any other provision of the Agreement or any other agreement as of the date hereof.

5.	Except as expressly provided in this Second Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their respective duly authorized officers.

UNIVERSITY OF CENTRAL FLORIDA RESEARCH FOUNDATION, INC.		HESPEROS, INC.

Signature:	/s/ Dr. Svetlana Shtrom	Signature:	/s/ Michael L. Shuler
Name:	Dr. Svetlana Shtrom	Name:	Michael L. Shuler
Title:	Vice President for Technology Transfer	Title:	President
Date:		Date:

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